UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2024

STRATA SKIN SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

(215) 619-3200
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On June 3, 2024, STRATA Skin Sciences Inc. (the “Company”) filed a Certificate of Amendment to its Fifth Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, $0.001 par value (the “Common Stock”).

As previously disclosed, at a special meeting held on October 26, 2023, the Company’s stockholders approved the Reverse Stock Split with a ratio within a range of between 1-for-5 and 1-for-25, with the exact ratio to be set at the discretion of the Company’s Board of Directors no later than six months from the date of the special meeting. On April 26, 2024, the Board of Directors approved a ratio of 1-for-10 for the Reverse Stock Split.

 Pursuant to the Amendment, the Reverse Stock Split will be effective at 11:59 p.m. on June 6, 2024 (the “Split Effective Time”), and the Common Stock will be begin trading on the Nasdaq Capital Market on a post-split basis when the market opens on June 7, 2024. The Company’s post-split Common Stock has a new CUSIP number, 86272A 305, but the par value and other terms of the Common Stock were not affected. The trading symbol of the Company’s Common Stock will continue to be “SSKN.”

Following the Split Effective Time, every 10 shares of STRATA Skin Sciences, Inc. common stock issued and outstanding will be automatically combined and reclassified into one share of common stock. Outstanding equity-based awards, warrants and other equity rights will be proportionately adjusted pursuant to their terms and the number of shares authorized and reserved for issuance upon vesting of restricted stock units or exercise of stock options and warrants will be reduced proportionately. No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise hold a fractional share as a result of the Reverse Stock Split will receive an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the closing price per share on the trading day immediately preceding the effective time of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest.

The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity. Shortly following the Split Effective Time, stockholders of record will be receiving information from Equiniti Trust Company, LLC, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned.

 The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Dated: June 4, 2024

	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer